EXHIBIT 99

ADP Reports Third Quarter Fiscal 2009 Results; Third Quarter Revenues Decline 2%; EPS From Continuing Operations Increases 4%; Confirms Fiscal 2009 Revenue and EPS Growth Forecasts

ROSELAND, N.J., May 5, 2009 (GLOBE NEWSWIRE) -- Automatic Data Processing, Inc. (Nasdaq:ADP) reported a 2% revenue decline to $2.37 billion for the third fiscal quarter ended March 31, 2009, Gary C. Butler, president and chief executive officer, announced today. Revenue was negatively impacted by the severe economic conditions and over 3 percentage points of unfavorable foreign exchange rates during the quarter. Pretax earnings from continuing operations declined 1% and net earnings from continuing operations were essentially flat. Diluted earnings per share from continuing operations increased 4% to $0.80 from $0.77 a year ago on fewer shares outstanding. Fiscal year-to-date, ADP acquired 13.8 million shares of its stock for treasury at a cost of about $550 million. Cash and marketable securities at March 31, 2009 were $1.47 billion.

Commenting on the results, Mr. Butler said, "ADP's third quarter results were negatively impacted by the recessionary economic environment and unfavorable foreign exchange rates. The selling environment continued to be soft in Employer Services and PEO Services across all market segments. As anticipated, our same-store-sales employment metric was also negative for the quarter which is indicative of the steep rise in U.S. unemployment. Dealer Services' results reflect the continued difficult state of the automotive market. Notwithstanding these challenges, ADP continues to control expenses and appropriately align our expense base with our revenue growth.

Employer Services

"Employer Services' revenues increased 1% in the third quarter compared with the same period last year. As previously disclosed, we anticipated slower revenue growth for Employer Services during the second half of fiscal 2009 due to the negative impact of the weak economy on sales, retention and employment levels. In line with our expectations, revenues in the United States from our payroll and payroll tax filing business declined 3% and beyond payroll revenues grew 6% in the third quarter compared with the same period last year. Worldwide client retention, while still at historically high levels, declined 1.0 percentage point fiscal year to date through March 31, 2009. The number of employees on our clients' payrolls in the U.S. decreased 4.2% in the third quarter as measured on a same-store-sales basis for clients on our AutoPay platform. The dollar value of new business sold worldwide during the quarter in Employer Services and PEO Services was 10% less than the prior year's third quarter. The dollar value of new business sold during the quarter represents the expected new annual recurring revenue dollars to be generated from each sale. Employer Services' pretax margin expanded 70 basis points from continued expense control and lower selling expenses from lower new business sales, partially offset by investments in client service resources.

PEO Services

"PEO Services' revenues increased 10% and pretax margin improved 80 basis points in the third quarter compared with the same period last year. Average worksite employees paid by PEO Services increased 14,000, or 8%, to over 195,000, compared with the third quarter of fiscal 2008.

Dealer Services

"Dealer Services' revenues declined 3% in the third quarter, while pretax margin expanded 20 basis points assisted by expense control initiatives, compared with the same period last year. The number of North American auto dealerships continued to decline from consolidations and closings. Despite the decline in the number of dealerships, ADP improved its market share compared with a year ago in both the North American and International marketplaces due to successful competitive win rates as well as increased deployment of our Autoline solution.

Interest on Funds Held for Clients and Interest Expense

"The safety and liquidity of our clients' funds are the foremost objectives of our investment strategy. Client funds are invested in accordance with ADP's prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

"For the third fiscal quarter, interest on funds held for clients declined $34.2 million, or 17.2%, to $164.3 million due to a decline of 50 basis points in the average interest yield to 3.7%, and a decline of 6.2% in average client funds balances to $17.6 billion.

"Interest expense for the third quarter declined $5.4 million, or 68.6%, to $2.5 million compared with the same period last year. The decline in interest expense was primarily the result of a 340 basis point decline in our average commercial paper borrowing rate to 0.2%, partially offset by higher average daily commercial paper borrowings which increased $0.6 billion, to $1.1 billion. We utilize our short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations in order to extend the maturities of our investment portfolio, thus averaging our way through an interest rate cycle.

Fiscal 2009 forecast

"We continue to anticipate achieving 1% to 2% revenue growth, and the low end of our 10% to 14% growth forecast in diluted earnings per share from continuing operations, up from $2.18 in fiscal 2008 which excludes the net one-time gain of $0.02 per share recorded in the fourth quarter of fiscal 2008. Our revenue growth forecast for the year is negatively impacted approximately two percentage points due to our assumption of unfavorable foreign exchange rates continuing for the remainder of the fiscal year.

"Our business segment forecasts are also unchanged. For Employer Services, we continue to anticipate revenue growth of about 4% and about 100 basis points of pretax margin expansion. We continue to anticipate 12% to 13% revenue growth for PEO Services, and up to 30 basis points of pretax margin expansion. Despite the difficult selling environment, we are still on track to deliver over $1 billion worldwide in new business sales for Employer Services and PEO Services on a combined basis, which represents a decline of up to 13% from about $1.15 billion in new business sales last fiscal year. For Dealer Services, we continue to anticipate a 2% to 3% decline in revenues, and a flat pretax margin compared with a year ago.

"There is no change to our interest on funds held for clients forecast. We continue to anticipate a decline of $75 to $80 million, or 11% to 12%, from $684.5 million in fiscal 2008. This is based on an approximate 40 basis point decline in the expected average interest yield to about 4.0%, and a 2% to 3% decline in average client funds balances. This forecast continues to include an unfavorable Canadian foreign exchange rate which is expected to negatively impact full-year average client funds balance growth by 1.5 percentage points. The interest assumptions in our client funds portfolio forecast assume overnight funds will yield nearly 0.4% on average for the remainder of the fiscal year. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of May 1, 2009 were used to forecast new purchase rates for the client extended and client long portfolios, respectively.

"We continue to expect interest expense to decline about $50 million from $80.5 million in fiscal 2008 primarily from lower interest expense on our short-term financing related to our client funds extended investment strategy. Our average commercial paper borrowing rates are expected to decline approximately 320 basis points to about 1.0%, partially offset by an expected increase of about $0.5 billion in average daily commercial paper borrowings to about $2.0 billion.

"Our results, though lower than historical ADP standards, are due to our focused execution against our 5-point strategic growth program, as well as the strength of ADP's business model. While in the midst of one of the most challenging global economies of recent decades, I remain confident in ADP's opportunities for longer-term growth. I am especially proud of ADP's AAA credit rating. The breadth of our product portfolio has never been stronger. We are doing the right things to position ADP to leverage an economic recovery," Mr. Butler concluded.

Website Schedules

The schedules of quarterly and full-year revenue and pretax earnings by reportable segment for fiscal years 2007, 2008, and through the third quarter of 2009 have been posted to the Investor Relations home page (http://www.investquest.com/iq/a/adp/index.htm) of our website, www.adp.com, under Financial Data, along with the quarterly and full-year statements of earnings for fiscal 2007 and fiscal 2008.

An analyst conference call will be held today, Tuesday, May 5 at 8:30 a.m. EDT. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to ADP's home page, www.adp.com, or ADP's Investor Relations home page, http://www.investquest.com/InvestQuest/a/adp/, and click on the webcast icon. The presentation will be available to download and print approximately 60 minutes before the webcast at the ADP Investor Relations home page at http://www.investquest.com/iq/a/adp/index.htm. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same Web site.

About ADP

Automatic Data Processing, Inc. (Nasdaq:ADP), with nearly $9 billion in revenues and over 585,000 clients, is one of the world's largest providers of business outsourcing solutions. Leveraging nearly 60 years of experience, ADP offers a wide range of HR, payroll, tax and benefits administration solutions from a single source. ADP's easy-to-use, cost-effective solutions for employers provide superior value to companies of all types and sizes. ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine and recreational vehicle dealers throughout the world. For more information about ADP or to contact a local ADP sales office, reach us at 1.800.225.5237 or visit the company's Web site at www.ADP.com.

 Automatic Data Processing, Inc. and Subsidiaries
 Condensed Consolidated Balance Sheets
 (In millions)
 (Unaudited)
                                               March 31,     June 30,
                                                 2009          2008
                                              ----------    ----------

 Assets
 ------
 Cash and cash equivalents/Short-term
  marketable securities                        $ 1,395.9     $ 1,583.8
 Other current assets                            1,836.2       1,806.2
                                              ----------    ----------
      Total current assets before
       funds held for clients                    3,232.1       3,390.0
 Funds held for clients                         21,250.1      15,418.9
                                              ----------    ----------
      Total current assets                      24,482.2      18,808.9

 Long-term marketable securities (A)                77.7          76.5
 Property, plant and equipment, net                715.5         742.9
 Other non-current assets                        3,899.0       4,106.1
                                              ----------    ----------
      Total assets                            $ 29,174.4    $ 23,734.4
                                              ==========    ==========

 Liabilities and Stockholders' Equity
 ------------------------------------
 Other current liabilities                     $ 1,857.3     $ 2,046.9
 Client funds obligations                       21,007.4      15,294.7
                                              ----------    ----------
      Total current liabilities                 22,864.7      17,341.6

 Long-term debt                                     43.1          52.1
 Other non-current liabilities                   1,274.1       1,253.5
                                              ----------    ----------
      Total liabilities                         24,181.9      18,647.2

 Total stockholders' equity                      4,992.5       5,087.2
                                              ----------    ----------
      Total liabilities and
       stockholders' equity                   $ 29,174.4    $ 23,734.4
                                              ==========    ==========

 (A) As of June 30, 2008, long-term marketable securities include
     $11.7 million of securities that have been pledged as collateral under the Company's reverse repurchase agreement.

 Automatic Data Processing, Inc. and Subsidiaries
 Consolidated Statements of Earnings
 (In millions, except per share amounts)
 (Unaudited)

                                Three Months Ended   Nine Months Ended
                                     March 31,           March 31,
                                  2009      2008      2009       2008
                                --------  --------  --------  --------

 REVENUES:
 Revenues, other than
  interest on funds
  held for clients and
  PEO revenues                  $1,884.1  $1,931.0  $5,409.1  $5,273.4
 Interest on funds held
  for clients                      164.3     198.5     463.5     515.0
 PEO revenues (A)                  326.3     297.7     886.8     780.9
                                --------  --------  --------  --------
 Total revenues                  2,374.7   2,427.2   6,759.4   6,569.3
                                --------  --------  --------  --------

 EXPENSES:
 Costs of revenues:
  Operating expenses             1,039.8   1,033.5   3,093.9   2,921.6
  Systems development
   and programming costs           118.8     132.0     372.2     385.1
  Depreciation and
   amortization                     60.0      58.9     176.7     177.9
                                --------  --------  --------  --------
  Total costs of revenues        1,218.6   1,224.4   3,642.8   3,484.6

 Selling, general and
  administrative expenses          520.4     585.3   1,620.2   1,673.4
 Interest expense                    2.5       7.9      29.8      68.0
                                --------  --------  --------  --------
 Total expenses                  1,741.5   1,817.6   5,292.8   5,226.0
                                --------  --------  --------  --------

 Other expense (income),
  net                                4.1     (25.9)    (77.1)   (114.2)
                                --------  --------  --------  --------

 Earnings from continuing
  operations before
  income taxes                     629.1     635.5   1,543.7   1,457.5

 Provision for income
  taxes                            226.6     231.9     562.7     521.8
                                --------  --------  --------  --------
 Net earnings from
  continuing operations         $  402.5  $  403.6  $  981.0  $  935.7

 Earnings / (loss) from
  discontinued
  operations, net of
  provision for income
  taxes of $0.9 for the
  three months ended
  March 31, 2008, and
  $1.0 and $31.7 for the
  nine months ended
  March 31, 2009 and
  2008, respectively.                 --      10.0      (1.0)     66.5
                                --------  --------  --------  --------

 Net earnings                   $  402.5  $  413.6  $  980.0  $1,002.2
                                ========  ========  ========  ========

 Basic earnings per
  share from continuing
  operations                    $   0.80  $   0.78   $  1.95  $   1.79
 Basic earnings per
  share from discontinued
  operations (B)                      --      0.02        --      0.13
                                --------  --------  --------  --------
 Basic earnings per share       $   0.80  $   0.80  $   1.94  $   1.91
                                ========  ========  ========  ========

 Diluted earnings per
  share from continuing
  operations                    $   0.80  $   0.77  $   1.93  $   1.77
 Diluted earnings per
  share from discontinued
  operations (B)                      --      0.02        --      0.13
                                --------  --------  --------  --------
 Diluted earnings per
  share                         $   0.80  $   0.79  $   1.93  $   1.89
                                ========  ========  ========  ========

 Dividends per common share     $ 0.3300  $ 0.2900  $ 0.9500  $ 0.8100
                                ========  ========  ========  ========

 (A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $3,359.8 and $3,043.9 for the three months ended March 31, 2009 and 2008, respectively, and $9,441.8 and
     $8,413.0 for the nine months ended March 31, 2009 and 2008, respectively.

 (B) The $0.13 in basic and diluted EPS for the nine months ended
     March 31, 2008 primarily represents the gain on the sale of the
     Travel Clearing business.

 Automatic Data Processing, Inc. and Subsidiaries
 Other Selected Financial Data
 (Dollars in millions, except per share amounts)
 (Unaudited)

                                Three Months Ended
                                     March 31,
                                  2009      2008     Change   % Change
                                --------  --------  --------  --------
 Revenues (A)
 ------------
  Employer Services             $1,808.2  $1,790.6  $   17.6       1%
  PEO Services                     328.8     299.6      29.2      10%
  Dealer Services                  339.5     350.8     (11.3)     (3)%
  Other                           (101.8)    (13.8)    (88.0)   (100)+%
                                --------  --------  --------
                                $2,374.7  $2,427.2  $  (52.5)     (2)%
                                --------  --------  --------
 Pre-tax earnings from
  continuing operations (A)
 --------------------------
  Employer Services             $  602.7  $  583.6  $   19.1       3%
  PEO Services                      33.1      27.9       5.2      19%
  Dealer Services                   57.4      58.7      (1.3)     (2)%
  Other                            (64.1)    (34.7)    (29.4)    (85)%
                                --------  --------  --------
                                $  629.1  $  635.5  $   (6.4)     (1)%
                                --------  --------  --------
 Pre-tax margin (A)
 ------------------
  Employer Services                 33.3%     32.6%      0.7%
  PEO Services                      10.1%      9.3%      0.8%
  Dealer Services                   16.9%     16.7%      0.2%
  Other                              n/m       n/m       n/m
                                --------  --------  --------
                                    26.5%     26.2%      0.3%
                                ========  ========  ========

                                 Nine Months Ended
                                     March 31,
                                  2009      2008     Change   % Change
                                --------  --------  --------  --------
 Revenues (A)
 ------------
  Employer Services             $5,020.2 $ 4,794.1  $  226.1       5%
  PEO Services                     893.4     786.4     107.0      14%
  Dealer Services                1,021.2   1,029.7      (8.5)     (1)%
  Other                           (175.4)    (40.9)   (134.5)   (100)+%
                                --------  --------  --------
                                $6,759.4  $6,569.3  $  190.1       3%
                                --------  --------  --------
 Pre-tax earnings from
  continuing operations (A)
 --------------------------
  Employer Services             $1,403.9  $1,286.8  $  117.1       9%
  PEO Services                      91.5      79.3      12.2      15%
  Dealer Services                  166.7     166.2       0.5       0%
  Other                           (118.4)    (74.8)    (43.6)    (58)%
                                --------  --------  --------
                                $1,543.7  $1,457.5  $   86.2       6%
                                --------  --------  --------
 Pre-tax margin (A)
 ------------------
  Employer Services                 28.0%     26.8%      1.2%
  PEO Services                      10.2%     10.1%      0.1%
  Dealer Services                   16.3%     16.1%      0.2%
  Other                              n/m       n/m       n/m
                                --------  --------  --------
                                    22.8%     22.2%      0.6%
                                ========  ========  ========

 (A) Prior year's segment results were adjusted to reflect fiscal year
     2009 budgeted foreign exchange rates.

 n/m - not meaningful
 ---------------------------------------------------------------------

                                Three Months Ended
                                     March 31,
                                  2009      2008     Change
                                --------  --------  --------
 Components of other
  expense (income), net:
 ----------------------
 Interest income on
  corporate funds               $  (16.9) $  (25.0) $    8.1
 Realized gains on
  available-for-sale
  securities                        (2.8)     (3.4)      0.6
 Realized losses on
  available-for-sale
  securities                         9.4       3.0       6.4
 Other, net                         14.4      (0.5)     14.9
                                --------  --------  --------
 Total other expense
  (income), net                 $    4.1  $  (25.9) $   30.0
                                ========  ========  ========

                                 Nine Months Ended
                                     March 31,
                                  2009      2008     Change
                                --------  --------  --------

 Components of other
  expense (income), net:
 -----------------------
 Interest income on
  corporate funds               $ (106.4) $ (112.0) $    5.6
 Realized gains on
  available-for-sale
  securities                        (5.4)     (8.8)      3.4
 Realized losses on
  available-for-sale
  securities                        20.3       8.3      12.0
 Other, net                         14.4      (1.7)     16.1
                                --------  --------  --------
 Total other expense
  (income), net                 $  (77.1) $ (114.2) $   37.1
                                ========  ========  ========

 ---------------------------------------------------------------------

 Automatic Data Processing, Inc. and Subsidiaries
 Other Selected Financial Data, Continued
 (Dollars in millions, except per share amounts or where otherwise stated)
 (Unaudited)

                                Three Months Ended
                                     March 31,
                                  2009      2008     Change   % Change
                                --------  --------  --------  --------

 Earnings per share
  information:
 -------------------
 Net earnings from
  continuing operations         $  402.5  $  403.6  $   (1.1)      0%
 Net earnings                   $  402.5  $  413.6  $  (11.1)     (3)%
 Basic weighted average
  shares outstanding               501.2     519.8     (18.6)     (4)%
 Basic earnings per
  share from continuing
  operations                    $   0.80  $   0.78  $   0.02       3%
 Basic earnings per
  share                         $   0.80  $   0.80  $     --       0%

 Diluted net earnings
  from continuing
  operations                    $  402.5   $ 403.6  $   (1.1)      0%
 Diluted net earnings           $  402.5   $ 413.6  $  (11.1)     (3)%
 Diluted weighted
  average shares
  outstanding                      502.4     523.2     (20.8)     (4)%
 Diluted earnings per
  share from continuing
  operations                    $   0.80  $   0.77  $   0.03       4%
 Diluted earnings per
  share                         $   0.80  $   0.79  $   0.01       1%

                                 Nine Months Ended
                                     March 31,
                                  2009       2008    Change   % Change
                                --------  --------  --------  --------
 Earnings per share
  information:
 -------------------
 Net earnings from
  continuing operations         $  981.0  $  935.7  $   45.3       5%
 Net earnings                   $  980.0  $1,002.2  $  (22.2)     (2)%
 Basic weighted average
  shares outstanding               504.0     524.0     (20.0)     (4)%
 Basic earnings per
  share from continuing
  operations                    $   1.95  $   1.79  $   0.16       9%
 Basic earnings per
  share                         $   1.94  $   1.91  $   0.03       2%

 Diluted net earnings
  from continuing
  operations                    $  981.0  $  935.7  $   45.3       5%
 Diluted net earnings           $  980.0  $1,002.2  $  (22.2)     (2)%
 Diluted weighted
  average shares
  outstanding                      507.0     529.9     (22.9)     (4)%
 Diluted earnings per
  share from continuing
  operations                    $   1.93  $   1.77  $   0.16       9%
 Diluted earnings per
  share                         $   1.93  $   1.89  $   0.04       2%

 ---------------------------------------------------------------------

                                 Three Months Ended
                                     March 31,
                                  2009       2008
                                --------   --------

 Key Statistics:
 ---------------
 Internal revenue growth:
  Employer Services                    1%         8%
  PEO Services                        10%        20%
  Dealer Services                     (5)%        6%

 Employer Services:
  Change in pays per
   control - AutoPay
   product                          (4.2)%      1.1%
  Change in client
   revenue retention
   percentage -
   worldwide                        (2.4) pts   0.9 pts
  Employer Services/PEO
   new business sales
   growth - worldwide                (10)%        4%

 PEO Services:
  Paid PEO worksite
   employees at end of
   period                        193,000    183,000
  Average paid PEO
   worksite employees
   during the period             195,000    181,000

                                 Nine Months Ended
                                     March 31,
                                  2009       2008
                                --------   --------

 Key Statistics:
 ---------------
 Internal revenue growth:
  Employer Services                    5%         9%
  PEO Services                        14%        21%
  Dealer Services                     (2)%        6%

 Employer Services:
  Change in pays per
   control - AutoPay product        (1.5)%      1.4%
  Change in client revenue
   retention percentage -
   worldwide                        (1.0) pts   0.4 pts
  Employer Services/PEO new
   business sales growth -
   worldwide                         (10)%        8%

 PEO Services:
  Paid PEO worksite
   employees at end
   of period                     193,000    183,000
  Average paid PEO
   worksite employees
   during the period             193,000    172,000

 Automatic Data Processing, Inc. and Subsidiaries
 Other Selected Financial Data, Continued
 (Dollars in millions, except per share amounts or where otherwise stated)
 (Unaudited)

                                Three Months Ended
                                     March 31,
                                  2009      2008     Change  % Change
                                --------  --------  --------  --------

 Average investment
   balances at cost
   (in billions):
  Corporate, other than
   corporate extended           $    1.3  $    1.5  $   (0.2)    (16)%
  Corporate extended                 1.2       0.7       0.5      66%
                                --------  --------  --------  --------
  Total corporate                    2.4       2.2       0.2      10%
  Funds held for clients            17.6      18.7      (1.2)     (6)%
                                --------  --------  --------  --------
  Total                         $   20.0  $   21.0  $   (0.9)     (4)%
                                ========  ========  ========  ========

 Average interest rates
  earned exclusive of
  realized losses (gains) on:
  Corporate, other than
   corporate extended                1.6%      4.6%
  Corporate extended                 4.0%      4.3%
                                --------  --------
  Total corporate                    2.8%      4.5%
  Funds held for clients             3.7%      4.2%
                                --------  --------
  Total                              3.6%      4.3%
                                ========  ========

 Net unrealized gain (loss)
  position at end of
  period                        $  249.5  $  429.6

 Average short-term
  financing (in billions):
  U.S. commercial paper
   borrowings                   $    1.1  $    0.5
  U.S. & Canadian reverse
   repurchase agreement
   borrowings                        0.1       0.2
                                --------  --------
                                $    1.2  $    0.7
                                ========  ========

 Average interest rates paid on:
  U.S. commercial paper
   borrowings                        0.2%      3.6%
  U.S. & Canadian reverse
   repurchase agreement
   borrowings                        0.8%      3.8%

 Interest on funds held
  for clients                   $  164.3  $  198.5  $  (34.2)    (17)%
 Corporate extended
  interest income (B)               11.7       7.5       4.2      56%
 Corporate interest
  expense-short-term
  financing (B)                     (0.8)     (6.4)      5.6      88%
                                --------  --------  --------
                                $  175.2  $  199.6  $  (24.4)
                                ========  ========  ========

                                Nine Months Ended
                                    March 31,
                                  2009      2008     Change   % Change
                                --------  --------  --------  --------
 Average investment
  balances at cost (in billions):
  Corporate, other than
   corporate extended           $    1.4  $    1.5  $   (0.1)     (8)%
  Corporate extended                 2.4       1.8       0.7      37%
                                --------  --------  --------  --------
  Total corporate                    3.8       3.3       0.5      16%
  Funds held for clients            15.2      15.5      (0.3)     (2)%
                                --------  --------  --------  --------
  Total                         $   19.0  $   18.8  $    0.3       1%
                                ========  ========  ========  ========

 Average interest rates
  earned exclusive of
  realized losses (gains) on:
  Corporate, other than
   corporate extended                2.8%      4.8%
  Corporate extended                 4.3%      4.4%
                                --------  --------
  Total corporate                    3.7%      4.6%
  Funds held for clients             4.1%      4.4%
                                --------  --------
  Total                              4.0%      4.5%
                                ========  ========

 Net unrealized gain
  (loss) position at end
  of period                     $  249.5  $  429.6

 Average short-term
  financing (in billions):
  U.S. commercial paper
   borrowings                   $    2.0  $    1.5
  U.S. & Canadian reverse
   repurchase agreement
   borrowings                        0.4       0.3
                                --------  --------
                                $    2.4  $    1.8
                                ========  ========

 Average interest rates paid on:
  U.S. commercial paper
   borrowings                        1.2%      4.7%
  U.S. & Canadian reverse
   repurchase agreement
   borrowings                        1.7%      4.3%

 Interest on funds held
  for clients                   $  463.5  $  515.0  $  (51.5)    (10)%
 Corporate extended
  interest income (B)               77.1      57.9      19.2      33%
 Corporate interest
  expense-short-term
  financing (B)                    (23.9)    (62.5)     38.6      62%
                                --------  --------  --------
                                $  516.7  $  510.4  $    6.3
                                ========  ========  ========

 (B) While "Corporate extended interest income" and "Corporate interest expense -short-term financing" are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

 Automatic Data Processing, Inc. and Subsidiaries
 Other Selected Financial Data, Continued
 (Dollars in millions, except per share amounts or where otherwise stated)
 (Unaudited)

                                Three Months Ended
                                     March 31,
                                  2009      2008
                                --------  --------

 Corporate extended
  interest income               $   11.7  $    7.5
 All other interest
  income                             5.2      17.5
                                --------  --------
   Total interest income
    on corporate funds          $   16.9  $   25.0
                                ========  ========

 Corporate interest
   expense - short-term
   financing                    $    0.8  $    6.4
 All other interest
  expense                            1.7       1.5
                                --------  --------
   Total interest expense       $    2.5  $    7.9
                                ========  ========

                                Nine Months Ended
                                    March 31,
                                  2009      2008
                                --------  --------

 Corporate extended
  interest income               $   77.1  $   57.9
 All other interest
  income                            29.3      54.1
                                --------  --------
   Total interest income
    on corporate funds          $  106.4  $  112.0
                                ========  ========

 Corporate interest
  expense - short-term
  financing                     $   23.9  $   62.5
 All other interest
  expense                            5.9       5.5
                                --------  --------
   Total interest expense       $   29.8  $   68.0
                                ========  ========

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and "Item 1A. - Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, should be considered in evaluating any forward-looking statements contained herein.

CONTACT:  ADP
          Investor Relations
          Elena Charles
            973.974.4077
          Debbie Morris
            973.974.7821